Exhibit 99.1

NEWS RELEASE

GOLDEN QUEEN MINING ANNOUNCES LOAN PAYMENT EXTENSION

VANCOUVER, BRITISH COLUMBIA – January 31, 2019 - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) (the “Company” or “Golden Queen”) announces that pursuant to the Second Amended and Restated Loan Agreement (the “Loan Agreement”) dated on November 21, 2016 entered into with entities controlled by members of the Clay family (the “Lenders”), the Lenders have agreed to extend the payment due date of February 1, 2019 to February 8, 2019. An extension fee of US$75,000 will be added to the principal amount owing under the Loan Agreement.

About Golden Queen Mining Co. Ltd.:

Golden Queen is a gold and silver producer holding a 50% interest in an open pit, heap leach mining operation on the Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California.

For further information, please contact:

Brenda Dayton

Telephone: 778.373.1557

Email: bdayton@goldenqueen.com

Caution with Respect to Forward-looking Statements: Except for statements of historical fact contained herein, the information in this press release includes certain “forward-looking information” or "forward-looking statements" within the meaning of applicable Canadian and US securities legislation. Forward-looking statements include but are not limited to, statements related to the payment of obligations under any loan agreement or otherwise. Any forward-looking statement made by the Company in the press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company does not undertake to update any forward-looking information that is contained or incorporated by reference herein, except in accordance with applicable securities laws.